Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements No. 33-51224, No. 33-51226, No. 33-51222, and No. 33-46865 of The Valspar
Corporation on Form S-8 of our reports dated January 10, 2000 with respect to the financial statements of the Valspar Stock Ownership Trust for Salaried Employees, the Valspar Stock Ownership Trust for Hourly Employees, and The Valspar Profit Sharing Retirement Plan for the year ended October 29, 1999 appearing in the Annual Report on Form 10-K of The Valspar Corporation.



/s/ Deloitte & Touche LLP

January 17, 2000
Minneapolis, Minnesota